Exhibit 4.11

REGISTRATION RIGHTS AGREEMENT
by and between
AZUL S.A.
and
BALLYFIN AVIATION II LIMITED
Dated as of April 3, 2025

TABLE OF CONTENTS
i

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 3, 2025 by and among Azul S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (the “Company”), and Ballyfin Aviation II Limited, a private company limited by shares organized and existing under the laws of Republic of Ireland (the “Holder”).
WHEREAS, the Company and the Holder are parties to the Global Framework Agreement (as defined below) pursuant to which the Company has agreed, among other things, to issue the Registrable Securities (as defined below) to the Holder (including any Registrable Securities issued upon the exercise of any convertible or exchangeable securities issued pursuant to the Global Framework Agreement); and
WHEREAS, the Company and the Holder are entering into this Agreement for the purpose of granting certain registration and other rights to the Holder in respect of the Registrable Securities.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
Definitions and Interpretations
Section 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:
“Actions” means legal or administrative proceedings, suits, investigations, arbitrations or actions.
“ADS” means American Depositary Shares as evidenced by American Depositary Receipts.
“Affiliates” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.
“Applicable Law” means with respect to any Person, any law, regulation, rule, ruling, order, or decree of or by any Governmental Entity applicable to such Person.
“Automatic Shelf Registration Statement” means an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act.
“Block Trade” means a registered securities offering in which an underwriter agrees to purchase Registrable Securities at an agreed price or utilizing a pricing formula without a prior marketing process.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Applicable Law to be closed in New York City and in São Paulo, Brazil.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Global Framework Agreement” means the global framework agreement dated as of December 31, 2024, entered into between (i) Azul Linhas Aéreas Brasileiras S.A., as lessee, (ii) the Company, as guarantor, (iii) the entities identified therein as lessors, (iv) Ballyfin Aviation II Limited, as investor, and (v) Aercap Ireland Limited, as servicer, as amended from time to time.
“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.
“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 promulgated under the Securities Act.
“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.
“Preferred Shares” means preferred shares, without par value, of the Company.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.
“Registrable Securities” means, as of any date of determination, any Preferred Shares acquired by the Holder pursuant to the Global Framework Agreement (including any Registrable Securities issued upon the exercise of any convertible or exchangeable securities issued pursuant to such Global Framework Agreement), including Preferred Shares in the form of ADS. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act; or (ii) when the Holder is able (as determined by the Holder in its reasonable discretion) to dispose of all of such securities pursuant to Rule 144 without volume or manner of sale limitations or the need for current public information under Rule 144(c)(1).

“Registration Expenses” means all expenses incurred by the Company in complying with this Agreement, including all registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for the Company and accountants for the Company, FINRA fees, fees and expenses of compliance with securities or blue sky laws, fees of transfer agents, registrars and the ADS depositary (except fees charged by the ADS depositary in respect of ADS sold by the Holder), fees and expenses of counsel to the underwriters (to the extent required by such underwriters), reasonable fees and expenses of counsel to the Holder in an amount not to exceed $100,000 with respect to each offering or registration under the Securities Act covering Registrable Securities of the Holder pursuant to this Agreement, but, in all cases, excluding Selling Expenses.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Selling Expenses” means all underwriting discounts and commissions, brokerage, selling and other fees and commissions, stock transfer taxes and any fees charged by the ADS depositary in respect of ADS sold by the Holder, if any, and any other fees, expenses and disbursements (including fees and disbursements of counsel to the Holder, other than as provided for in Registration Expenses) incurred by the Holder, in each case in relation to the disposition of Registrable Securities of the Holder as contemplated by this Agreement.
“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“WKSI” means a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act.
Section 1.2 Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Agreement. Any reference to an SEC form (such as F-1 or F-3) shall be deemed to include a reference to any successor SEC form. Unless otherwise specified or the context otherwise requires, any reference in this Agreement to Preferred Shares shall be deemed to also be a reference to Preferred Shares in the form of ADSs.

ARTICLE II
Registration Rights
Section 2.1 Resale Shelf Registration Statement. The Company shall use its commercially reasonable efforts to prepare and file, on or as soon as practicable after May 1, 2025 (the “Shelf Filing Date”), with the SEC, a registration statement on (a) Form F-3, if the Company is then eligible to file a registration statement on Form F-3 (“F-3 Eligible”), or (b) if the Company is not then F-3 Eligible, Form F-1 or such other form of registration statement as is then available to effect a registration for the resale of Registrable Securities under the Securities Act, which in the case of (a) and (b) covers all Registrable Securities then outstanding and held by the Holder, including all Registrable Securities issuable upon the conversion or exchange of any convertible or exchangeable securities then outstanding and held by the Holder (such registration statement, the “Resale Shelf Registration Statement”), for the offer and sale from time to time by the Holder pursuant to an Underwritten Offering on the terms set forth herein, or otherwise on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of Registrable Securities. The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as practicable. If the Company qualifies as a WKSI at the time of the filing of the Resale Shelf Registration Statement, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement that shall become effective upon filing with the SEC pursuant to Rule 462(e). Notwithstanding the foregoing, if, prior to the effectiveness of any Registration Statement filed pursuant to this Section 2.1, the Holder elects to include its Registrable Securities in the Follow-on Offering (as defined below), the Shelf Filing Deadline shall be no earlier than the expiration of any lock-up agreement entered into with the underwriter(s) in connection with the Follow-on Offering.
Section 2.2 Effectiveness Period; Certain Representations.
(a)Once declared effective by the SEC, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holder for sales of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).
(b)Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, as of the date of such supplement (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In order to assist the Company in complying with its obligations in this Section 2.2(b), the Holder shall use commercially reasonable efforts to comply with its obligations set forth in Section 2.11.

Section 2.3 Subsequent Shelf Registration Statement; Supplements and Amendments.
(a)If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for the offer and sale from time to time by the Holder on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if the Company is a WKSI) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holder for sales of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form.
(b)Notwithstanding any other provision of this Article II, if the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for offer and resale under the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holder, (i) the Resale Shelf Registration Statement shall register for resale such number of Registrable Securities that is equal to the maximum number of Registrable Securities as is permitted by the SEC to be included in the Resale Shelf Registration Statement, (ii) the number of Registrable Securities to be registered for the Holder shall be reduced pro rata among any other holders of Preferred Shares covered by such Shelf Registration Statement (pro rata as to the number of Preferred Shares to be registered in such Shelf Registration Statement by the Holder and such other holders), and (iii) as promptly as reasonable practicable, after being permitted to register additional Registrable Securities under Rule 415, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, file a Subsequent Shelf Registration Statement (or an amendment to an existing Shelf Registration Statement previously filed by the Company, if permitted by the rules of the SEC) to register the resale of such Registrable Securities not included in the Resale Shelf Registration Statement.

(c) The Company shall, as promptly as reasonably practicable, supplement and amend any Shelf Registration Statement if required by the Securities Act, and shall furnish to the Holder copies of any such supplement or amendment promptly after its being used or filed with the SEC in such amounts as the Holder may reasonably request. To the extent applicable, the Company shall use its commercially reasonable efforts to take actions consistent with SEC Securities Act Rules Compliance and Disclosure Interpretations 198.06 with respect to an effective Shelf Registration Statement that covers the Registrable Securities in the event the Company is no longer F-3 Eligible or a WKSI at the time such Shelf Registration Statement is updated pursuant to Section 10(A)(3) of the Securities Act.
Section 2.4 Distribution Methods.
(a)Any Shelf Registration Statement shall provide for the resale of Registrable Securities pursuant to any method or combination of methods legally available to the Holder that are customarily provided for in a resale registration statement of such type, including in one or more Underwritten Offerings (as defined below), including Block Trades, subject to the requirements set forth in Section 2.4(b) below.
(b)Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, the Holder may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement is intended to be conducted through a shelf takedown underwritten offering (the “Underwritten Offering”); provided, however, that the Holder may not, without the Company’s prior written consent, (i) demand any such transaction where the Registrable Securities to be included in such Underwritten Offering is less than 50% of the Registrable Securities that were originally issued to Holder pursuant to the Global Framework Agreement, (ii) effect (A) more than two (2) Underwritten Offerings within any twelve (12) month period or (B) an Underwritten Offering within any 90-day period following the completion of a prior Underwritten Offering with respect to which the Holder was entitled to include its Registrable Securities (including any Piggyback Offering with respect to which the Holder was entitled to participate, so long as the Holder’s Registrable Securities were not subject to underwriter cutback in such Piggyback Offering pursuant to Section 2.7(c) of this Agreement), or (iii) effect an Underwritten Offering within the period commencing thirty (30) calendar days (or if such day is not a trading day, then commencing the immediately prior trading day) prior to and ending five (5) Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year.

Section 2.5 Suspension.
(a)Notwithstanding any other provision of this Article II, the Company shall, as promptly as is reasonably practicable, notify the Holder of the Company’s discovery of the occurrence of any event or any other circumstance as a result of which the prospectus included in any registration statement that covers the Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.11, at the request of the Holder, prepare as promptly as is reasonably practicable and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.
(b)Notwithstanding any other provision of this Article II, the Company shall, as promptly as is reasonably practicable, notify the Holder at any time, (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(c)Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a), 2.5(b)(ii) or 2.5(b)(iii), the Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to Section 2.11, be prepared and furnished as soon as reasonably practicable, or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, the Holder shall use commercially reasonable efforts to return to the Company all copies then in its possession of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will promptly notify the Holder thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holder that such Interruption Period is no longer applicable. In any 12-month period, the length of an Interruption Period shall be combined with any “blackout period” that occurs pursuant to Section 2.6 and in no event shall such aggregate period be in excess of 120 days.
Section 2.6 Blackout Period. Notwithstanding any other provision of this Article II, upon written notice to the Holder, the Company may postpone the filing or effectiveness of any registration statement (including any Shelf Registration Statement (or any amendment thereto)) or withdraw or suspend the continued use of any registration statement (including any Shelf Registration Statement) for a “blackout period” no more than three times in any 12-month period and not in excess of 120 days in any 12-month period if such registration statement would (i) require public disclosure of material non-pubic information that the Company has a bona fide business purpose for preserving as confidential, (ii) require the inclusion in such registration statement of financial statements, pro forma financial statements or acquired business financial statements that are unavailable to the Company, including if the audit or review of any such financial statements by the applicable external auditor for inclusion in the Company’s filings with the SEC has not been completed, or (iii) materially interfere with a significant acquisition or business combination, corporate reorganization or other similar transaction involving the Company or otherwise render the Company unable to comply with applicable requirements under the Securities Act or the Exchange Act; provided, that, at least five trading days of the New York Stock Exchange and the B3 S.A. – Brasil, Bolsa, Balcão elapse between any two blackout periods. The Company shall promptly notify the Holder when the Holder may recommence sales under any registration statement.

Section 2.7 Piggyback Registration.
(a)The Company agrees that, prior to July 27, 2025, it shall use commercially reasonable efforts to commence and consummate an SEC-registered underwritten public offering of Preferred Shares for potential gross proceeds from a primary issuance of Preferred Shares by the Company of at least US$200 million (the “Follow-on Offering”), it being understood and agreed that failure to commence and consummate such offering shall not constitute a breach or default of this Agreement.
(b)In connection with (1) the Follow-on Offering and (2) if the Company proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of Preferred Shares, whether or not for sale for its own account (other than a registration statement (i) on Form S-4 or Form S-8 or (ii) filed to effectuate an exchange offer or any merger, acquisition, business combination, amalgamation, scheme of arrangement, employee benefit, equity compensation, incentive or dividend reinvestment plan), the Company shall give written notice of such proposed offering, together with any requests for information (including any customary selling shareholder questionnaire) as set forth in Section 2.11, which notice shall be given, to the extent reasonably practicable, no later than ten Business Days prior to the filing or launch date (the “Piggyback Notice”), to the Holder of Registrable Securities. The Piggyback Notice shall offer the Holder the opportunity to include (or cause to be included) in such registration statement (each, a “Piggyback Registration Statement”) or offering (such offering, including the Follow-on Offering, a “Piggyback Offering”) the number of Registrable Securities as the Holder may request. Subject to Section 2.7(b), the Company shall include in the Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written request (including the required Holder information pursuant to Section 2.11), from the Holder for inclusion therein (the “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than five Business Days prior to the filing date of the Piggyback Registration Statement. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to proceed with a Piggyback Offering, the Company may, at its election, give written notice of such determination to the Holder by the Company, and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration unless and until the Company determines to proceed therewith.

(c)In connection with a Piggyback Offering, the Company shall use commercially reasonable efforts to cause the managing underwriter(s) of a proposed Piggyback Offering to permit the Holder of Registrable Securities, if the Holder has timely submitted a Piggyback Request in connection with such Piggyback Offering, to include in such Piggyback Offering all Registrable Securities included in the Holder’s Piggyback Request on the same terms and subject to the same conditions as any other Preferred Shares included in such Piggyback Offering. The Holder shall (i) enter into an underwriting agreement with the managing underwriters and the Company setting forth such terms and (ii) comply with customary conditions applicable to selling shareholders included in such underwriting agreement with respect to the Holder’s obligations, including causing to be delivered a customary legal opinion with respect to the Registrable Securities of the Holder included in such Piggyback Offering and delivering customary certificates and other documentation required by the underwriting agreement with respect to such Piggyback Offering. Notwithstanding the foregoing, if the managing underwriter(s) of a Piggyback Offering advise the Company in writing (a “Cutback Notice”) that in its or their opinion the number of securities requested to be included in such Piggyback Offering exceeds the number of securities that can be sold in such Piggyback Offering in light of market conditions or is such so as to adversely affect the success of such Piggyback Offering, the Company will include in such Piggyback Offering only such number of securities that can be sold without adversely affecting the marketability of such Piggyback Offering (the “Maximum Offering Amount”), which securities will be so included in the following order of priority: (i) with respect to the Follow-on Offering, (A) first, the Preferred Shares proposed to be sold by the Company for its own account up to such number of Preferred Shares as would result in the Company receiving US$200 million in net proceeds from the sale of such Preferred Shares, (B) second, Registrable Securities requested by the Holder to be included in the Follow-on Offering, and (C) third, any other securities of the Company to be sold by the Company or that have been requested to be included in the Follow-on Offering by other holders of securities, in such proportions as may be determined pursuant to binding registration rights obligations or otherwise; and (ii) with respect to any Piggyback Offering other than the Follow-on Offering, (A) first, 75% of the securities proposed to be sold by the Company for its own account, and (B) second, pro rata among the Company (as to such remaining securities proposed to be sold by the Company for its own account) and the shareholders who have requested to include their securities in such Piggyback Offering, including the Holder, based on the number of securities requested to be included in such Piggyback Offering by the Company and each such shareholder (which, in the case of the Company, shall be calculated based on the remaining securities of the Company included within this paragraph (B)).
(d)If the Company receives a Cutback Notice, the Company shall promptly provide a copy of such Cutback Notice to the Holder. To the extent the number of Registrable Securities of the Holder included in the Piggyback Request for the Follow-on Offering or any other Piggyback Offering is subject to cutback pursuant to Section 2.7(c), the Holder shall have the right to elect to withdraw its Registrable Securities from such Follow-on Offering or such other Piggyback Offering upon written notice to the Company, which notice shall be delivered to the Company by the Holder no later than the Business Day following the date that the Company provides the Holder with a copy of the Cutback Notice.

(e)The Holder shall execute and deliver any “lock-up” agreement (with customary exceptions thereto) reasonably requested by the managing underwriter(s) in connection with any Underwritten Offering or Piggyback Offering in which it participates, with such lock-up restrictions not to exceed 90 days following the closing of such Underwritten Offering or Piggyback Offering. The provisions of Section 2.7 of the Global Framework Agreement shall not apply to the Holder’s right to include Registrable Securities in the Follow-on Offering or, if the Holder’s participation in the Follow-on Offering was subject to underwriter cutback pursuant to Section 2.7(c) of this Agreement, to any subsequent Piggyback Offering.
(f)For the Follow-on Offering, if there are (i) at least two but less than five total underwriters for the Follow-on Offering, the Holder shall have the right to select (in its sole and absolute discretion) one lead underwriter and the Company shall have the right to select (in its sole and absolute discretion) the remaining underwriter(s), and (ii) more than five total underwriters for the Follow-on Offering, the Holder shall have the right to select (in its sole and absolute discretion) two lead underwriters and the Company shall have the right to select (in its sole and absolute discretion) the remaining underwriters. The Company shall have the right (in its sole and absolute discretion) to select the managing and other lead underwriter(s) for the Follow-on Offering. For any Piggyback Offering other than the Follow-on Offering, the Company shall consult with the Holder in relation to the appointment by the Company (in its sole and absolute discretion) of the underwriters(s) for such other Piggyback Offering (to the extent the underwriter(s) for such Piggyback Offering have not already been mandated by the Company prior to receipt of the relevant Piggyback Notice).
(g)If the Company conducts a public offering of Registrable Securities in Brazil that is not registered with the SEC, such offering shall nevertheless constitute a Piggyback Offering, and the Holder’s rights to participate in Piggyback Offerings pursuant to this Section 2.7 shall apply mutatis mutandis, as applicable, to any such offering.
Section 2.8 Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with this Section 2, the Company will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:
(a)use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests in writing (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
(b)use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Preferred Shares are then listed;
(c)use commercially reasonable efforts to take all such appropriate and reasonable other actions as the Holder or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Securities;

(d)in the event that the Registrable Securities are being offered in an Underwritten Offering, enter into and perform its obligations under an underwriting agreement on customary terms (including a customary Company lock-up);
(e)if such offering is an Underwritten Offering, upon reasonable notice, make available for inspection by representatives of the Holder and any underwriter participating in such Underwritten Offering and any attorneys, accountants or other agents retained by the Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities in connection with such Registration Statement; provided, however, that each Inspector, other than counsel for the Holder and the underwriters, will enter into a customary confidentiality agreement with the Company in a form reasonably satisfactory to the Company;
(f)otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(g)direct its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement in connection with an Underwritten Offering (including, without limitation, participation in such number of “road shows” or other investor calls as the underwriter(s) reasonably request); provided that the Holder shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show; provided, further, that any such road show shall be done via electronic communication or virtually to the furthest extent possible;
(h)if such offering is an Underwritten Offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the underwriters;
(i)if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Company’s outside counsel, addressed to the underwriters, and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
(j)make available to the Holder participating in a disposition pursuant to such Registration Statement each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange) and each item of correspondence written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, other than, in each case, any item of correspondence relating to any reports delivered or required to be delivered under the Exchange Act whether or not in connection with such Registration Statement; and

(k)use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent and the ADS depositary in settling any transfer of Registrable Securities, including with respect to the transfer of any physical stock certificates representing Preferred Shares into book-entry form in accordance with any procedures reasonably requested by the Holder or the underwriters.
The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Holder by name, or otherwise identifies therein the Holder as the holder of any securities of the Company, without the consent of the Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.
Section 2.9 Expenses of Registration. All Registration Expenses incurred in connection with any registration or offering shall be borne by the Company, except that the Holder shall pay all Selling Expenses with respect to the relevant registration or offering.
Section 2.10 Statutory Underwriter. In no event shall the Holder be identified as a statutory underwriter in a Shelf Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC or another regulatory agency requests that the Holder be identified as a statutory underwriter in a Shelf Registration Statement, the Company will provide the Holder with an opportunity to withdraw its Registrable Securities from the Shelf Registration Statement or make such other changes to the plan of distribution or otherwise so as not to be identified as a statutory underwriter.
Section 2.11 Information to be Provided by the Holder. If the Holder wishes to be included as a selling shareholder in any registration statement, including a Shelf Registration Statement or a Piggyback Registration Statement, and the related prospectus in respect of its Registrable Securities pursuant to this Agreement, the Holder shall furnish to the Company, at least five Business Days’ prior to the date that the Company notifies the Holder that it is filing a Shelf Registration Statement, Piggyback Registration Statement or applicable prospectus supplement pursuant to the terms of this Agreement, a completed customary selling shareholder questionnaire provided to the Holder pursuant to Section 2.7(b) above. If the Holder’s Registrable Securities are included in a prospectus under a Shelf Registration Statement or Piggyback Registration Statement, the Holder shall, upon timely request by the Company, furnish to the Company, upon five Business Days’ notice, a duly executed certificate confirming whether or not any of the information included in the selling shareholder questionnaire has changed, and if such information has changed, providing updated information. The Holder agrees to comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of any Registrable Securities sold pursuant to a Shelf Registration Statement or Piggyback Registration Statement. Notwithstanding any other provision of this Article II, the Company shall have no obligation to include (or continue to include) Registrable Securities of the Holder in any Shelf Registration Statement, Piggyback Registration Statement or related prospectus or prospectus supplement if the Holder has failed to comply in any material respect with the provisions of this Section 2.11.

Section 2.12 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holder, the Company agrees that, for so long as the Holder owns Registrable Securities, the Company will:
(a)use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement as is necessary to permit sales pursuant to Rule 144; and
(b)so long as the Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its status as to compliance with the reporting requirements of the Exchange Act.
ARTICLE III
Indemnification
Section 3.1 Indemnification by the Company. To the fullest extent permitted by applicable law, in connection with any registration of Registrable Securities held by the Holder under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder, the Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling the Holder within the meaning of Section 15 of the Securities Act, each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) (collectively, “Losses”), to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), or Issuer Free Writing Prospectus, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to the Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding the Holder furnished to the Company by the Holder expressly for use in connection with such registration by the Holder.

Section 3.2 Indemnification by the Holder. To the fullest extent permitted by applicable law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which registration under the Securities Act has been effected pursuant to this Agreement, indemnify and hold harmless, the Company, each of its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration, each Person controlling the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), from and against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, or Issuer Free Writing Prospectus, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document in reliance upon and in conformity with written information regarding the Holder furnished to the Company by the Holder expressly for use therein, including information provided pursuant to Section 2.11; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Holder exceed an amount equal to the net proceeds received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder (which consent shall not be unreasonably withheld or delayed).
Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless in the Indemnified Party’s reasonable judgment a conflict of interest between the Indemnified Party and Indemnifying Party may exist with respect to such claim; provided, however, that the Indemnified Party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.
Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. If, however, the allocation in the immediately preceding sentence of this Section 3.4 is not permitted by applicable law, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the Indemnified Party, as well as any other equitable considerations. The relative benefits received by the Company on the one hand and the Holder on the other hand shall be deemed to be in the same proportion as the total net proceeds received by the Company from the offering of Registrable Securities (net of any underwriting commissions and discounts, but before deducting other expenses) giving rise to the applicable claim to the net proceeds received by the Holder with respect to its sale of Registrable Securities (net of any underwriting commissions and discounts, but before deducting other expenses) giving rise to such claim. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 3.4. Notwithstanding the foregoing, the amount the Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnification from any Person who was not also guilty of such fraudulent misrepresentation.
ARTICLE IV
Successors; Termination of Registration Rights
Section 4.1 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors-in-interest. The provisions of this Agreement which are for the benefit of the Holder shall also be for the benefit of and enforceable by any successor-in-interest to the Holder, including any purchaser or other transferee of the Holder’s Registrable Securities in accordance with the Global Framework Agreement, and such successor-in-interest shall become the “Holder” for purposes of this Agreement upon agreeing in writing with the Company (or its successor-in-interest, if applicable) to be bound by the provisions of this Agreement.
Section 4.2 Termination of Registration Rights. The rights of the Holder to cause the Company to register securities under Article II shall terminate in all cases upon the date upon which the Holder no longer holds any Registrable Securities. The registration and other rights set forth in this Agreement shall terminate on the date on which the Holder no longer holds any Registrable Securities.
ARTICLE V
Miscellaneous
Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Holder.
Section 5.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.4 Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except for contracts and agreements referred to herein. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.
Section 5.6 Governing Law; Jurisdiction.
(a)This Agreement and all matters, claims or Actions (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)All Actions arising out of or relating to any Relevant Matter shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York (collectively, the “Specified Courts”), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 5.6 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto not located in the United States irrevocably appoints Cogency Global Inc., located 122 East 42nd Street, 18th Floor, New York, NY 10168 (and any successor entity) as its agent to receive service of process or other legal summons for purposes of any Relevant Matter that may be instituted in any Specified Court. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the Specified Courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the Specified Courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 5.7 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Holder would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.
Section 5.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a)If to the Company, at:
Azul S.A.
Avenida Marcos Penteado de Ulhôa Rodrigues, No. 939,
8th Floor, Jatobá, Castelo Branco Office Park Condominium,
Tamboré, 06460-040 Barueri, SP
Brazil
Attn.: General Counsel and Head of Fleet
Email: raphael.linares@voeazul.com.br
with a copy (which shall not constitute notice) to:
Hogan Lovells
Av. Pres. Juscelino Kubitschek, 1700
14th Floor, Itaim Bibi
São Paulo, SP, 04543-000
Brazil
Attn: Jonathan A. Lewis
Email: jonathan.lewis@hoganlovells.com

(b)If to the Holder, at:
Ballyfin Aviation II Limited
Aviation House, Shannon
Co. Clare, V14 AN29
Ireland
Attn.: Contractual Notices
E-mail: contractualnotices@aercap.com
with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
United States
Attn: Craig F. Arcella
Email: carcella@cravath.com
(c)The Company or the Holder may, from time to time, change such notice details to such details as such party may hereafter specify by like notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the following Business Day in the place of receipt.
Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
Section 5.11 Expenses. Except as provided in Section 2.8, all costs and expenses, including fees and disbursements of counsel, financial advisors, accountants or other third parties, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY: AZUL S.A.

By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

HOLDER: BALLYFIN AVIATION II LIMITED

By:	/s/ FÁBIO FALKENBURGER
Name: Fábio Falkenburger
Title: Signed under power of attorney
[Signature Page to Registration Rights Agreement]